SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  IMATION CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

[LOGO] IMATION



                                  IMATION CORP.

                                  -------------

                        NOTICE OF 2000 ANNUAL MEETING AND
                                 PROXY STATEMENT



                                                             March 30, 2000



Dear Imation Corp. Shareholders:

You are cordially invited to attend the Imation Corp. 2000 Annual Meeting of Shareholders. The Meeting will be held this year on Tuesday, May 16, 2000, at 9:00 a.m., local time, in the Gold Room of the Fairmont Hotel, Atop Nob Hill, 950 Mason Street, San Francisco, California.

All holders of the Company's outstanding common stock as of March 20, 2000 are entitled to vote at the Annual Meeting. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to vote your shares either by telephone (via the 800 number indicated on the accompanying proxy card), Internet or the mail. If you choose to vote by mail, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to ensure that your shares will be represented at the Annual Meeting.

Sincerely,


/s/ William T. Monahan


William T. Monahan
CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

                                  IMATION CORP.
                                 1 IMATION PLACE
                            OAKDALE, MINNESOTA 55128


                               ------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2000


                               ------------------




To the Shareholders of Imation Corp.:


The 2000 Annual Meeting of Shareholders of IMATION CORP. will be held on Tuesday, May 16, 2000, at 9:00 a.m., local time, in the Gold Room of the Fairmont Hotel, Atop Nob Hill, 950 Mason Street, San Francisco, California, for the following purposes:

     1. To elect three Class I directors of the Company to serve for a three-year term;

     2. To act on the proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of Imation Corp. for the year 2000;

     3. To act on the proposal to approve the Company's 2000 Stock Incentive Plan; and

     4. To transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

These items are more fully described in the following pages of the Proxy Statement.

The Board of Directors has fixed March 20, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                                       By Order of the Board of Directors,


                                       /s/ John L. Sullivan


                                       John L. Sullivan
                                       VICE PRESIDENT, GENERAL COUNSEL
                                       AND SECRETARY

Oakdale, Minnesota
March 30, 2000



                                IMPORTANT NOTICE
                                ----------------
   PLEASE VOTE BY TELEPHONE OR INTERNET, OR MARK, DATE, SIGN AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL
                          BE REPRESENTED AT THE MEETING

                                  IMATION CORP.

                                -----------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2000

                                -----------------

                                TABLE OF CONTENTS

                                -----------------

                                                                        PAGE
                                                                        ----
Information Concerning Solicitation and Voting ....................       1
   Voting Procedures ..............................................       1
   Security Ownership of Certain Beneficial Owners ................       2
   Security Ownership of Management ...............................       3
   Section 16(a) Beneficial Ownership Reporting Compliance ........       3

Board of Directors ................................................       4
   Meetings of the Board and Board Committees .....................       4
   Committees of the Board ........................................       4
   Compensation of Directors ......................................       4
   Board Retirement Policy ........................................       5
   Indemnification Agreements .....................................       5

Item No. 1 -- Election of Directors ...............................       5
   General Information ............................................       5
   Information Concerning Directors ...............................       6

Item No. 2 -- Ratification of the Appointment of Independent
 Auditors .........................................................       8

Item No. 3 -- Proposal to Approve 2000 Stock Incentive Plan .......       8
   General ........................................................       8
   Summary of the Incentive Plan ..................................       8
   Federal Tax Consequences .......................................      10

Other Business ....................................................      11

Compensation and Corporate Organization Committee Report on
 Executive Compensation ...........................................      11

Compensation of Executive Officers ................................      14
   Compensation Under Retirement Plans ............................      15
   Employment Agreement ...........................................      16
   Severance Agreements ...........................................      17
   Loan Agreement .................................................      17

Shareholder Return Performance Graph ..............................      18

General ...........................................................      19

Exhibit A -- Imation Corp. 2000 Stock Incentive Plan .............. A-1 thru A-7

[LOGO] IMATION





                                  IMATION CORP.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

VOTING PROCEDURES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imation Corp. (the "Company" or "Imation") for use at the Annual Meeting of Shareholders of Imation to be held on May 16, 2000, and at all adjournments thereof. All shareholders of record on March 20, 2000 are entitled to vote at the Annual Meeting and, as of that date, there were approximately 35,859,766 shares of common stock, $.01 par value, of the Company (the "Common Stock") outstanding. Each share of Common Stock entitles the holder to one vote. Shares of Common Stock held in the Company's treasury will not be voted and will not be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote.

The Company anticipates that this Proxy Statement and the accompanying form of proxy will first be sent to its shareholders on or about March 30, 2000.

A proxy card is enclosed for your use. IN ORDER TO REGISTER YOUR VOTE, COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH ON THE PROXY CARD.

You have three choices on each matter to be voted upon at the Annual Meeting. For the election of directors, by checking the appropriate box on your proxy card, you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you designate. See "General Information" under Item No. 1. Concerning Item Nos. 2 and 3, by checking the appropriate box, you may (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on the item.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000, and FOR approval of the Company's 2000 Stock Incentive Plan.

If an executed proxy card is returned and the shareholder has voted "abstain" on any matter (or "withhold authority" as to the election of any director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the holdings, as of the date indicated, of the Company's outstanding Common Stock of each person known to the Company to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of any class of the Company's voting securities:

                                          AMOUNT AND NATURE
                                            OF BENEFICIAL       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP         OF CLASS
------------------------------------      -----------------     --------

Private Capital Management, Inc.             5,440,094(1)        14.90%
 3003 Tamiami Trail North
 Naples, Florida 33940

Harris Associates, Inc.                      4,608,678(2)        10.93%
 Two North LaSalle Street, Suite 500
 Chicago, Illinois 60602-3790

Pioneer Investment Management Inc.           2,155,000(3)         5.91%
 60 State Street
 Boston, Massachusetts 02109

--------------------

(1) The Company received a copy of an amended Schedule 13G/A filed with the Securities and Exchange Commission by Private Capital Management, Inc., indicating that, at December 31, 1999, Private Capital Management, Inc. and certain of its affiliates, as investment advisors, beneficially held a total of 5,440,094 shares of Common Stock. Of such shares, such entities had sole power to vote 11,000 shares, sole power to dispose of 11,000 shares and shared power to dispose of 5,429,094 shares.

(2) The Company received a copy of an amended Schedule 13G/A filed with the Securities and Exchange Commission by Harris Associates, Inc., indicating that, at December 31, 1999, Harris Associates, Inc. and certain of its affiliates, as investment advisor to Harris Associates Investment Trust and various other clients, beneficially held a total of 4,608,678 shares of Common Stock. Of such shares, such entities had sole power to dispose of 4,373,372 shares and shared power to dispose of 239,306 shares. Such entities had shared power to vote all such shares.

(3) The Company received a copy of an amended Schedule 13G/A filed with the Securities and Exchange Commission by Pioneer Investment Management Inc., indicating that, at December 31, 1999, Pioneer Investment Management Inc., in its capacity as an investment advisor, beneficially held a total of 2,155,000 shares of Common Stock. Such entity had sole power to vote and to dispose of all such shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of February 29, 2000, by each director, each current officer named in the Summary Compensation Table on page 14, and all directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner.

                                        AMOUNT AND NATURE OF     PERCENTAGE
      NAME OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)    OF CLASS
      ------------------------         -----------------------   ----------

      William T. Monahan                       146,547                *
      Richard E. Belluzzo                        9,375                *
      Lawrence E. Eaton                         46,758                *
      Michael S. Fields                         17,175                *
      William W. George                         37,462                *
      Linda W. Hart                             38,233                *
      Ronald T. LeMay                           25,992                *
      Marvin L. Mann                            27,126                *
      Daryl J. White                            31,745                *
      Steven D. Ladwig                         110,061                *
      Robert L. Edwards                         35,765                *
      David H. Wenck                            23,720                *
      John L. Sullivan                           6,300                *
      All Directors and Executive
       Officers as a Group (19 persons)        591,149             1.62%

-----------------------
*Indicates ownership of less than 1%.

(1) The shares shown include: (i) the following shares issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days: Mr. Monahan, 131,590 shares; Mr. Belluzzo, 8,466 shares; Mr. Eaton, 30,000 shares; Mr. Fields, 13,836 shares; Mr. George, 30,000 shares; Ms. Hart, 30,000 shares; Mr. LeMay, 24,247 shares; Mr. Mann, 23,534 shares; Mr. White, 30,000 shares; Mr. Edwards, 25,000 shares; Mr. Wenck, 20,660 shares; and all directors and executive officers as a group, 382,003 shares; and (ii) the following shares allocated as of February 29, 2000 to the accounts of participants under the Imation Retirement Investment Plan:
     Mr. Monahan, 1,123 shares; Mr. Edwards, 765 shares; Mr. Ladwig, 61 shares; Mr. Sullivan, 300 shares; Mr. Wenck, 1,105 shares; and all executive officers as a group, 7,634 shares. The participants in the Imation Retirement Investment Plan have shared voting and investment power with respect to such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. The Company believes that during 1999 all directors and executive officers of the Company complied with their Section 16(a) filing requirements.

                              BOARD OF DIRECTORS

MEETINGS OF THE BOARD AND BOARD COMMITTEES

During 1999, the Board of Directors held a total of five meetings and the various committees of the Board met a total of 9 times. Each director attended 75% or more of the total meetings of the Board of Directors and the Board committees on which the director served, except that William W. George attended 71% of the total meetings of the Board of Directors and the Board committees on which he served.

COMMITTEES OF THE BOARD

The standing committees of the Board of Directors include the Audit and Finance, Compensation and Corporate Organization, and Nominating and Governance Committees. Each of the Board Committees has adopted a committee charter which sets forth the function and responsibilities of the committee.

AUDIT AND FINANCE COMMITTEE. The Audit and Finance Committee consists of four non-employee directors: Messrs. White (Chair), Eaton, LeMay and Belluzzo. The Audit and Finance Committee held four meetings in 1999. The Audit and Finance Committee reviews the Company's consolidated financial statements; makes recommendations regarding the Company's independent accountants and the scope of their services; reviews the adequacy of accounting and audit policies, compliance procedures and internal controls; reviews nonaudit services performed by the independent accountants in order to maintain their independence; and reports to the Board of Directors on the adequacy of financial statement disclosures and adherence to accounting principles.

COMPENSATION AND CORPORATE ORGANIZATION COMMITTEE. The Compensation and Corporate Organization Committee consists of four non-employee directors:
Messrs. Mann (Chair), Fields and White and Ms. Hart. The Compensation and Corporate Organization Committee held three meetings in 1999. The Compensation and Corporate Organization Committee reviews compensation and benefits programs for the Company's executive officers; reviews the selection of officers; evaluates senior management performance; and administers certain stock and benefit plans.

NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance Committee consists of three non-employee directors: Ms. Hart (Chair) and Messrs. George and Mann. The Nominating and Governance Committee held two meetings in 1999. The Nominating and Governance Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance matters and the selection of candidates as nominees for election as directors.

The Nominating and Governance Committee will consider qualified nominees for Board membership submitted by shareholders. A shareholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Corporate Secretary of the Company at 1 Imation Place, Oakdale, Minnesota 55128. Generally, candidates must be highly qualified and have broad training and experience in their chosen fields. They should represent the interests of all shareholders and not those of a special interest group. Any nominations for director to be made at an Annual Meeting of Shareholders must be made in accordance with the requirements set forth in the Company's Bylaws, a copy of which may be obtained upon request from the Corporate Secretary of the Company at the address listed above.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive an annual retainer of $40,000 and an additional fee of $5,000 per year for serving as chair of a Board committee. Non-employee directors are paid $1,500 for attendance at each meeting of the Board of Directors in excess of four meetings per year, $1,000 for attendance at meetings of Board committees, and $500 for attendance at each meeting of the Board or Board committee held by telephone or video conference. In addition, the Company matches gifts by each non-employee director to qualified charitable institutions up to $15,000 per year.

Under the terms of the 1996 Directors Stock Compensation Program (the "Directors Plan"), each non-employee director automatically receives, in lieu of 25% of his or her annual retainer fee, shares of restricted Common Stock equal in value to such portion of the retainer fee. Restrictions on the stock lapse three years after the date of grant. The Directors Plan also permits non-employee directors to elect to receive all or part of the remainder of their annual retainer and meeting fees in shares of Common Stock or in restricted stock units equivalent to shares of Common Stock. In addition, each non-employee director automatically receives an initial stock option grant for Common Stock on the date he or she becomes a director and an additional annual stock option grant on the date of the Annual Meeting of Shareholders each year. The number of shares subject to each option grant is 10,000, with the number of shares subject to the initial grant prorated for the number of months the director served as a director during the year. The options are non-qualified stock options with a term of ten years and are granted at an option price equal to the fair market value of the Common Stock on the date of grant. Each option becomes fully exercisable on the date of the Annual Meeting of Shareholders in the year following the date of grant, provided that all outstanding options of a director will immediately vest and become fully exercisable upon the director's death or disability, or upon a change of control (as defined in the Directors Plan).

Employee directors are not compensated for their service on the Board of Directors.

BOARD RETIREMENT POLICY

The Board has adopted a retirement policy that requires (i) non-employee directors to retire from the Board at the annual meeting of shareholders following either 15 years of service as a director or the director attaining the age of 70, (ii) a director who is also the chief executive officer to submit his or her resignation from the Board when he or she ceases to hold that position, and (iii) any other director who is an employee of the Company to retire from the Board upon termination of his or her active service as an employee or upon attaining the age of 65, whichever is earlier.

INDEMNIFICATION AGREEMENTS

It is the Company's policy to indemnify its directors and officers against any costs, expenses and other liabilities to which they may become subject by reason of their service to the Company and to insure its directors and officers against such liabilities to the extent permitted by applicable law. The Company's Bylaws provide for indemnification of its directors, officers and employees against such costs, expenses and other liabilities so long as the director, officer or employee acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests. The Company has also entered into Indemnity Agreements with each of its directors pursuant to which the Company has agreed to indemnify each of its directors to the full extent provided by applicable law and the Company's Bylaws as currently in effect.

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

GENERAL INFORMATION

The Board of Directors of the Company is divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. The three directors serving in Class I have terms expiring at the 2000 Annual Meeting. The Class I directors currently serving on the Board, Messrs. Eaton, Fields, and LeMay, have been nominated by the Board of Directors for re-election to three-year terms at the Annual Meeting. The three Class I director nominees currently are directors of the Company.

Each of the nominees standing for re-election has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

Each Class I nominee elected will hold office until the Annual Meeting of Shareholders to be held in 2003 or until a successor has been duly elected and qualified, unless prior to such meeting the director shall resign, or his or her directorship shall become vacant due to the director's death or removal.

INFORMATION CONCERNING DIRECTORS

DIRECTOR NOMINEES -- CLASS I (TERM ENDING 2000)

Lawrence E. Eaton       Lawrence E. Eaton, age 62, served as Executive Vice
                        President of the Information, Imaging and Electronic
                        Sector and Corporate Services of 3M (a diversified manufacturer) from 1991 to his retirement in August
                        1996. Prior to 1991, Mr. Eaton served in various other capacities at 3M, including from 1986 to 1991 as Group
                        Vice President, Memory Technologies Group. Mr. Eaton has been a director of the Company since July 1996.

Michael S. Fields       Michael S. Fields, age 54, has been President of The
                        Fields Group (a management consulting firm) since May
                        1997. In June 1992, Mr. Fields founded Open Vision
                        (supplier of computer systems management applications for open client/server computing environments). Mr.
                        Fields served as Chairman and Chief Executive Officer of that company from July 1992 to July 1995 and continued to serve as Chairman of the Board until April 1997.
                        Prior to such time, Mr. Fields held a number of executive positions at Oracle Corporation. Mr. Fields has been a director of the Company since January 1998 and is also a director of WinVista, Adamation, ReachCast, Vianovus, Unisource Systems, Uniteq and Eba
                        Systems.

Ronald T. LeMay         Ronald T. LeMay, age 54, is the President and Chief
                        Operating Officer of Sprint Corporation (a telecommunications company). He was appointed to that position in February 1996. He became a director of Sprint in 1993. From March 1995 to September 1996, Mr.
                        LeMay served as the Chief Executive Officer of Sprint
                        Spectrum, a partnership among Sprint,
                        Tele-Communications, Inc., Comcast Corporation and Cox
                        Communications. From October 1989 to March 1995, Mr.
                        LeMay served as President and Chief Operating Officer of
                        Sprint Long Distance. Mr. LeMay has been a director of the Company since July 1996 and is also a director of Yellow Corporation, UtiliCorp, Allstate Corporation, and
                        Ceridian Corp.

BOARD MEMBERS CONTINUING IN OFFICE -- CLASS II (TERM ENDING 2001)

William W. George       William W. George, age 57, is Chairman and Chief
                        Executive Officer of Medtronic, Inc. (a medical technology company). He joined Medtronic in 1989 as President and Chief Operating Officer, was elected Chief
                        Executive Officer in 1991 and became Chairman of the Board in August 1996. Prior to such time, Mr. George served as the President of Honeywell Space and Aviation
                        Systems and the President of Honeywell Industrial
                        Automation and Control. Mr. George has been a director of the Company since July 1996 and is also a director of Dayton Hudson Corporation, Novartis, and Allina Health
                        System.

Marvin L. Mann          Marvin L. Mann, age 66, is Chairman Emeritus of Lexmark
                        International, Inc. (a supplier of network and personal printers and information processing supplies) having served as Chairman, President and Chief Executive
                        Officer from the time the company was formed in 1991 until May 1998 and as chairman until he retired in May
                        1999. Prior to such time, Mr. Mann served in a number of executive positions at IBM. Mr. Mann has been a director of the Company since January 1997 and is also a director of M. A. Hanna Company, Dynatech, Inc. and a member of the Fidelity Investments Board of Trustees.

Daryl J. White          Daryl J. White, age 52, served as the Senior Vice
                        President of Finance and Chief Financial Officer of
                        Compaq Computer Corporation (a computer equipment manufacturer) from 1988 to May 1996. Prior to such time, he held the positions of Corporate Controller and Director of Information Management at Compaq. Mr. White has been a director of the Company since July 1996.

BOARD MEMBERS CONTINUING IN OFFICE -- CLASS III (TERM ENDING 2002)

Richard E. Belluzzo     Richard E. Belluzzo, age 46, is Vice President for the
                        Consumer Group at Microsoft Corp. (a software development and manufacturing company). Prior to joining
                        Microsoft Inc. in September of 1999, he held the position of Chairman and Chief Executive Officer of Silicon Graphics, Inc. (a supplier of high-performance solutions with its family of computer workstations, supercomputers and servers) beginning in 1998. Before joining Silicon Graphics, Inc., he held the position of Executive Vice President and General Manager of
                        Hewlett-Packard Company. Mr. Belluzzo is also a member of the board of directors of Specialty Laboratories. Mr.
                        Belluzzo has been a director of the Company since August
                        1998.

Linda W. Hart           Linda W. Hart, age 59, is Vice Chairman and Chief
                        Executive Officer of Hart Group, Inc. (a diversified group of companies primarily involved in insulation manufacturing and residential and commercial services).
                        Prior to joining Hart Group, Inc. in 1990, Ms. Hart was engaged in the private practice of law in Dallas, Texas.
                        Ms. Hart is currently a director of each of the Hart
                        Group companies; Hart Group, Inc. (management services and investments), Rmax, Inc. (insulation manufacturing), Axon, Inc. (residential and commercial services), Hart
                        Leasing, Inc. (vehicle and equipment leasing) and L&M
                        Acquisitions, Inc. (investment company). Ms. Hart has been a director of the Company since July 1996.

William T. Monahan      William T. Monahan, age 52, was elected Chairman of the
                        Board, President and Chief Executive Officer of the
                        Company when the Company was formed in March 1996 in connection with the spin-off from 3M. From June 1993 to March 1996, Mr. Monahan served as Group Vice President responsible for the Electro and Communication Group of 3M, and from May 1992 to May 1993, he served as Senior
                        Managing Director of 3M Italy. From September 1989 to
                        May 1992, Mr. Monahan was Vice President of the Data
                        Storage Products Division of 3M. Mr. Monahan is currently a director of Hutchinson Technology Inc.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES IN CLASS I AS DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock voting for the election of directors.

                                   ITEM NO. 2
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, on the recommendation of the Audit and Finance Committee, has appointed PricewaterhouseCoopers LLP (PwC), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 2000. PwC has audited the Company's financial statements since it was formed in 1998 by the merger of the accounting firms of Price Waterhouse LLP and Coopers & Lybrand L.L.P. Prior to their merger, Coopers & Lybrand L.L.P. audited the Company's financial statements for the years 1996 and 1997. Representatives of the firm will attend the Annual Meeting and will have an opportunity to make a statement if they desire, and also will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of the independent auditors.


                                   ITEM NO. 3
                  PROPOSAL TO APPROVE 2000 STOCK INCENTIVE PLAN

GENERAL

On February 10, 2000, the Board of Directors adopted the 2000 Stock Incentive Plan (the "Incentive Plan"), subject to shareholder approval. The Incentive Plan provides for the grant of stock options and other stock-based awards to employees, officers, consultants and independent contractors providing services to the Company and its subsidiaries as determined by the Board of Directors or by a committee of Directors designated by the Board of Directors to administer the Incentive Plan.

The following summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE INCENTIVE PLAN

PURPOSE. The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

ADMINISTRATION. The Compensation and Corporate Organization Committee (for purposes of this summary, the "Committee") has been designated by the Board of Directors to administer the Incentive Plan. The Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Incentive Plan. Subject to the provisions of the Incentive Plan, the Committee may amend or waive the terms and conditions of an outstanding award. The Committee will have authority to interpret the Incentive Plan and establish rules and regulations for the administration of the Incentive Plan. The Committee may delegate to one or more Directors or a committee of Directors, or the Board of Directors may exercise the Committee's powers and duties under the Incentive Plan.

ELIGIBILITY. Any employee, officer, consultant or independent contractor providing services to the Company and its subsidiaries will be eligible to be selected by the Committee to receive awards under the Incentive Plan. As of December 31, 1999, there were approximately 4,850 employees/officers who were eligible as a class to be selected by the Committee to receive awards under the Incentive Plan.

No awards have been granted under the Incentive Plan. The number and type of awards that will be granted in the future under the Incentive Plan are not determinable as the Committee will make such determinations in its discretion.

NUMBER OF SHARES. The Incentive Plan provides for the issuance of up to 4,000,000 Common Shares, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company or other similar changes in the corporate structure or stock of the Company. Common Shares subject to award under the Incentive Plan which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Incentive Plan. Common Shares used by a participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award will also be available for awards under the Incentive Plan. The Common Shares issued under the Incentive Plan may be authorized but unissued shares, treasury shares or shares acquired on the open market or otherwise.

TYPES OF AWARDS AND CERTAIN TERMS AND CONDITIONS. The types of awards that may be granted under the Incentive Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. The Incentive Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the Incentive Plan, awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by the Company for the grant of awards under the Incentive Plan will be the participant's past, present or expected future contributions to the Company.

STOCK OPTIONS. Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and non-qualified options may be granted under the Incentive Plan. The Committee will determine the exercise price of any option granted under the Incentive Plan, but in no event will the exercise price for any Incentive Stock Option be less than 100% of the fair market value of the Common Shares on the date of grant. Stock Options will be exercisable at such times as the Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Committee may specify, including delivery of Common Shares having a fair market value on the date of exercise equal to the exercise price.

STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one Common Share on the date of exercise over the fair market value of one Common Share on the date of grant. The payment may be made in cash or Common Shares, or other form of payment, as determined by the Committee.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Committee may impose. Shares of restricted stock granted under the Incentive Plan will be evidenced by stock certificates, which will be held by the Company or a Company selected agent, and the Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one Common Share and may include, if so determined by the Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

PERFORMANCE AWARDS. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

OTHER STOCK-BASED AWARDS. The Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to Common Shares as are deemed by the Committee to be consistent with the purpose of the Incentive Plan. The Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for Common Shares or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall not be less than 100% of the fair market value of such shares or other securities as of the date such purchase right is granted.

DURATION, TERMINATION AND AMENDMENT. Unless earlier discontinued or terminated by the Board of Directors, the Incentive Plan will terminate 10 years after the date of the initial grant of awards. The Incentive Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, except that prior shareholder approval will be required for any amendment to the Incentive Plan that requires shareholder approval under the rules or regulations of the New York Stock Exchange that are applicable to the Company or to comply with section 16(b) of the Securities Exchange Act of 1934.


FEDERAL TAX CONSEQUENCES

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Incentive Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The grant of any option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any Common Shares received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

OTHER AWARDS. With respect to other awards granted under the Incentive Plan that are payable either in cash or Common Shares that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) cash or the fair market value of the Common Shares received (determined as of the date of such receipt) over (b) the amount (if any) paid for such Common Shares by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in Common Shares that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the Common Shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such Common Shares by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

SATISFACTION OF TAX OBLIGATIONS. Under the Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender Common Shares (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations. In addition, the Committee may grant subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

SECTION 162(m) REQUIREMENTS. The Incentive Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSED 2000 STOCK INCENTIVE PLAN. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the 2000 Stock Incentive Plan.


                                 OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the shareholders is properly presented at the Annual Meeting, the holders of the proxies will have discretionary voting authority to vote your shares.


                COMPENSATION AND CORPORATE ORGANIZATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation and Corporate Organization Committee of the Board of Directors (the "Committee"). The Committee is comprised entirely of independent, non-employee directors. The Committee is responsible for establishing the Company's executive compensation philosophy and administering the Company's compensation and stock ownership programs.

The Company uses cash and stock-based compensation for the following purposes:
(i) to motivate executives to achieve the Company's strategic objectives, (ii) to align the interests of executives with those of shareholders, (iii) to provide competitive total compensation in order to attract and retain highly qualified key executives, and (iv) to reward individual and Company performance.

During 1999, the Committee utilized the services of an independent executive compensation consulting firm to determine the competitiveness of executive compensation programs. The analysis conducted by this firm included a comparison of Imation executive cash and long-term compensation to that of executives within a defined set of peer companies, specifically measuring compensation relative to the value created for shareholders. While the Committee recognizes the need to maintain competitive levels of target compensation for the Company's executives -- in order to retain and attract qualified talent -- it also desires to maintain a compensation program which requires defined performance in order for certain components of compensation to be achieved.

Key components of the Company's executive compensation program include base salary, cash incentive compensation, and long-term stock-based incentive compensation. These components are described separately below. In determining compensation, the Committee considers all elements of an executive's compensation package. The Company's compensation program is designed to enhance shareholder value by linking a large portion of executive officers' compensation directly to Company or business unit performance.

BASE SALARY. Information regarding the competitiveness of Company executives' base compensation was provided to the Committee by an independent consultant. The comparison data included companies identified by the Committee as peer companies for purposes of executive compensation comparison. Factors used to determine the peer group included annual revenue, product lines, and companies identified as competitors for purposes of executive talent. The Committee granted base salary increases to certain executives as warranted by individual performance, level of responsibility, scope and complexity of position, and salary levels for comparable positions at companies in the compensation peer group. The Committee believes that base compensation for the executive officers of the Company is positioned at competitive levels.

INCENTIVE COMPENSATION. The Company's 1999 bonus plan, approved by the Committee, set forth the annual target bonus award for each individual executive and all non-commissionable employees, as a percent of base salary. Additionally, the Committee approved the financial performance targets for the Company as a whole and each respective business unit. Payout of bonuses was derived through achievement of certain levels of performance against: 1) revenue attainment, 2) operating income attainment, and 3) improvement in working capital. An executive officer's bonus, together with those payable to all non-commissionable employees as a group, could increase or decrease proportionately for performance levels over or under plan.

For the 1999 bonus plan year, all non-commissionable employees and executive officers received some level of cash compensation award, determined by Company and business unit performance. While the performance of each business unit varied, the Company's overall performance was above the target level defined by the Committee.

STOCK-BASED COMPENSATION. The Committee and management believe that broad and significant employee ownership of Company stock effectively motivates the building of shareholder wealth and aligns the interests of employees with those of the Company's shareholders. Stock based awards in the form of stock option grants and restricted stock awards are made under the Company's 1996 Employee Stock Incentive Program (the "1996 Plan").

Stock options granted to Company executives are based upon the market competitive value of long-term incentives held by other executives having similar levels of responsibility within the defined peer group of companies, executive performance and contribution, and expected Company performance. Each grant allows the executive officer to acquire shares of the Company's common stock at the fair market value in effect on the date of grant. The options vest incrementally over a four-year period, contingent upon the executive's continued employment with the Company. Therefore, the option will provide a return to the executive only if he or she remains an employee of the Company, and then only if the market value of the stock appreciates over the term of the option. The table entitled "Option Grants in 1999" on page 15 summarizes the stock options granted during 1999 to the five most highly compensated executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION. The Chief Executive Officer's (CEO) base salary was established by a process similar to that discussed previously for other executive officers. Mr. Monahan's base salary was increased by the Committee in January 2000 to $580,040. Prior to this action, the CEO's salary had not been adjusted since January 1997. The non-employee members of the Board of Directors met without the CEO on June 9, 1999 to formally evaluate the CEO's performance up through that date; in addition, at each subsequent Board meeting throughout the remainder of 1999 Mr. Monahan's performance was discussed. In evaluating Mr. Monahan's performance and current compensation situation, the Committee examined his compensation relative to the compensation levels for comparable positions at companies in the compensation peer group. In addition to this, the Committee considered the Company's overall performance in delivering shareholder value. Mr. Monahan had a target bonus opportunity of $430,000 under the 1999 bonus incentive plan; additionally, his bonus was determined solely by overall Company performance targets. Mr. Monahan received a cash incentive award which was greater than his target bonus award due to the Company's achievement of performance above the target levels defined by the Committee. In determining the amount of long-term (equity) compensation to grant to Mr. Monahan, the Committee considered the same factors used to determine grants for other executive officers, as described previously.

The Company has an employment agreement with Mr. Monahan, the terms of which are described below under "Employment Agreement."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Code limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. The Committee expects that a portion of the cash compensation paid to the CEO in fiscal 2000 will not qualify for a tax deduction as a result of Section 162(m); the aggregate amount of such nondeductible compensation is not material to the Company. The tax law exempts from this rule compensation resulting from the exercise of stock options granted under the conditions specified in the regulations. Under the 1996 Plan, compensation deemed paid to an executive officer when he or she exercises an outstanding option under the Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

SUMMARY. The Committee believes the compensation plans for the Company's executive officers have been designed to focus the efforts of the Company's executive officers on the achievement of the Company's business strategy and corporate objectives and to align the executives' interests with those of its shareholders. The Committee will continue to evaluate these programs on an annual basis to ensure they continue to do so.

                                       COMPENSATION AND CORPORATE
                                       ORGANIZATION COMMITTEE

                                       Marvin L. Mann, Chair
                                       Michael S. Fields
                                       Linda W. Hart
                                       Daryl J. White

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                             ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                     ----------------------------------   ---------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                          -----------------------   -------
                                                                          RESTRICTED   SECURITIES
                                                                             STOCK     UNDERLYING              ALL OTHER
                                                 BONUS     OTHER ANNUAL     AWARDS       OPTIONS     LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY      (1)      COMPENSATION       (2)          (3)      PAYOUTS        (4)
--------------------------------------------------------------------------------------------------------------------------
William T. Monahan,           1999   $530,040   $568,823        $ 0       $        0      85,000      $ 0       $ 53,934
 Chairman, President          1998    530,040          0          0                0           0        0         57,310
 and Chief Executive          1997    530,040    108,575          0                0      45,000        0         16,357
 Officer

Steven D. Ladwig,             1999    280,000    306,225          0                0      40,000        0         20,683
 Sr. Vice President and       1998    116,666     62,000          0        1,580,000      40,000        0         20,393
 President, Data              1997         --         --         --               --          --       --             --
 Storage and Information
 Management

Robert L. Edwards,            1999    290,000    280,550          0                0      40,000        0         51,485
 Sr. Vice President,          1998    182,291    175,250          0                0     100,000        0        155,610
 Chief Financial              1997         --         --         --               --          --       --             --
 Officer & Chief
 Administrative Officer

David H. Wenck,               1999    210,000    194,729          0                0      25,000        0         25,336
 Vice President,              1998    199,500          0          0                0           0        0         31,998
 International                1997    189,000     32,825          0                0      18,000        0         22,720

John L. Sullivan              1999    240,000    137,034          0                0      25,000        0         25,835
 Vice President,              1998     86,549     54,400          0                0      30,000        0         52,620
 General Counsel              1997         --         --         --               --          --       --             --
 and Secretary

----------------------------
(1) The amounts shown for 1997 and 1998 are cash payments received by the named individuals during such periods under the Company's Success Sharing Plan, as well as a $20,000 hiring bonus for Mr. Sullivan in 1998. The amounts shown for 1999 include discretionary bonuses of $50,000 for both Mr. Edwards and Mr. Ladwig. The remaining amounts shown for 1999 are cash payments received by the named individuals under the Company's 1999 Annual Bonus Plan, which replaced the Company's Success Sharing Plan.

(2) As of December 31, 1999, Mr. Ladwig held 100,000 restricted shares of Company Common Stock valued at $3,356,250. Of those shares, 50,000 vest on August 1, 2000 and 25,000 vest on each of August 1, 2001 and August 1, 2002. Mr. Ladwig is entitled to receive any dividends paid on the shares after their issuance at such time as the restrictions lapse.

(3) All stock options shown are options to purchase Common Stock granted under the 1996 Plan.

(4) "All Other Compensation" includes the following components: (a) the value of Company contributions of Common Stock to the accounts of the named individuals under the Retirement Investment Plan; (b) the value of premiums paid by the Company on split-dollar life insurance; (c) relocation costs; and (d) the value of a loan made by the Company to Mr. Ladwig. For 1999, the "All Other Compensation" components for the named individuals were as follows: W. T. Monahan -- (a) $6,385; and (b) $47,549; S. D. Ladwig -- (a) $1,155; (b) $19,399; and (d) $129; R. L. Edwards -- (a) $6,479; (b)
     $19,798; and (c) $25,208; D. H. Wenck -- (a) $6,063; and (b) $19,273; and
     J. L. Sullivan -- (a) $5,709; (b) $19,313; and (c) $813.

                              OPTION GRANTS IN 1999
--------------------------------------------------------------------------------

                                          INDIVIDUAL GRANTS(1)
                    ----------------------------------------------------------------
                       NUMBER OF           % OF TOTAL
                       SECURITIES       OPTIONS GRANTED      EXERCISE                        GRANT
                       UNDERLYING       TO EMPLOYEES IN       PRICE       EXPIRATION          DATE
NAME                OPTIONS GRANTED           1999          ($/SHARE)        DATE       PRESENT VALUE(2)
--------------------------------------------------------------------------------------------------------
W. T. Monahan           85,000                6.03%         $  17.60      5-2-2009          $642,600
S. D. Ladwig            40,000                2.84%            17.60      5-2-2009           302,400
R. L. Edwards           40,000                2.84%            17.60      5-2-2009           302,400
D. H. Wenck             25,000                1.77%            17.60      5-2-2009           189,000
J. L. Sullivan          25,000                1.77%            17.60      5-2-2009           189,000

-----------------------
(1) All options were granted at the fair market value of a share of Common Stock on the grant date, become exercisable over a four-year period, and expire ten years from the grant date. All options vest immediately in the event of a change of control.

(2) In accordance with Securities and Exchange Commission Rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value for the options granted: expected life of the option of five years, volatility at 40%, no dividend yield, and discount rate at 5.22%.


                       AGGREGATED OPTION EXERCISES IN 1999
                           AND 12/31/99 OPTION VALUES
--------------------------------------------------------------------------------

                                                    NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                        SHARES        VALUE          OPTIONS AT 12/31/99                  AT 12/31/99($)
                     ACQUIRED ON    REALIZED    -----------------------------     -----------------------------
NAME                 EXERCISE(#)       ($)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
W. T. Monahan            0             $0         131,590          205,000        $1,441,801        $2,580,300
S. D. Ladwig             0              0               0           80,000                 0         1,349,600
R. L. Edwards            0              0               0          140,000                 0         2,194,400
D. H. Wenck              0              0          20,660           55,000           226,528           687,240
J. L. Sullivan           0              0               0           55,000                 0           895,800

COMPENSATION UNDER RETIREMENT PLANS

The Company's Cash Balance Pension Plan (the "Pension Plan"), which is qualified under the applicable provisions of the Internal Revenue Code, covers substantially all domestic employees of the Company. Under the Pension Plan, benefits are determined by the amount of annual pay credits to each employee's account (equal to 6% of each employee's annual eligible earnings) and annual interest credits (equal to the return on 30-year U.S. Treasury Bonds as of November of the previous year) to such accounts. For the Plan year 1999, the interest crediting rate was 5.25%. At retirement, participants eligible for benefits may receive their account balance in a lump sum or as a monthly pension having an equivalent actuarial value. Certain limitations on the amount of benefits under tax qualified plans, such as the Company's Retirement Investment Plan and the Pension Plan, were imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") and Tax Reform Act of 1986 ("TRA"). The Company's non-qualified supplemental benefit plan provides for the payment of amounts to employees who may be affected by those limitations so that, in general, total benefits will be equal to the level of benefits which would have been payable under the named plans but for the ERISA and TRA limitations.


The estimated annual compensation payable to each of the following individuals named in the Summary Compensation Table as a single life annuity payable at age 65 under both the Company's qualified and non-qualified pension plans (assuming that the named individuals continue to be employed by the Company until age 65 and receive 5% annual compensation increases) are as follows: W. T. Monahan, $114,653; S. D. Ladwig, $178,630; R. L. Edwards, $201,524; D. H. Wenck, $27,125; and J. L. Sullivan, $111,618.

Messrs. Monahan and Wenck will also retain, so long as they remain employed with the Company, the right to receive benefits accrued as of the Spin-Off Date under 3M's pension plan. Employees who were 3M employees immediately prior to the spin-off whose age and years of 3M pension service as of the Spin-Off Date equal or exceed 50 (with a minimum of 10 years of 3M pension service) continue to be credited with service for purposes of early retirement subsidies under 3M's pension plan based on their combined pension service with the Company and 3M, and will have their 3M accrued benefits as of the Spin-Off Date increased following the spin-off by 4% per year of employment with the Company. One half of the 4% per year increase will be paid to the individual by 3M and one half will be paid by the Company. Messrs. Monahan and Wenck are eligible to continue to accrue service credit under 3M's pension plan as described above. The annual amount payable by the Company to these named individuals (assuming retirement from the Company at age 65) is as follows: W. T. Monahan, $56,492; and D. H. Wenck, $19,296.


EMPLOYMENT AGREEMENT

MR. MONAHAN. The Company has entered into an employment agreement with Mr. Monahan, which commenced as of the Spin-Off Date for an initial four-year term, with automatic one-year renewals commencing as of the second anniversary of the Spin-Off Date, unless notice not to renew is given by either party. Pursuant to the agreement, Mr. Monahan will serve as the Chief Executive Officer of the Company, and the Company will use its best efforts to have Mr. Monahan elected to the Board.

The agreement provides that if Mr. Monahan's employment is terminated by the Company without cause or by Mr. Monahan for good reason, he will be entitled to receive, for the remainder of the term of the agreement (i) base salary, (ii) annual incentive compensation equal to the average annual incentive awards for the three completed years immediately preceding the date of employment termination (including, if applicable annual incentive awards received from 3M for any year within the applicable three-year period), plus a pro rata annual incentive award for the year in which termination of employment occurs, (iii) the additional benefits that Mr. Monahan would have been entitled to receive under the Company's defined benefit pension plans had he remained an employee during the remainder of the term of the agreement, based on the base salary and incentive compensation levels described in clauses (i) and (ii) above, and (iv) continued participation in all welfare benefit plans, subject to an offset to the extent similar benefits are made available to Mr. Monahan without cost under welfare benefit plans of a subsequent employer. In addition, Mr. Monahan's equity-based awards will become fully vested and, with respect to his stock options, fully exercisable, as of his date of termination.

The agreement provides that if Mr. Monahan's employment is terminated by reason of death, his estate or designated beneficiary will be entitled to receive his base salary and a prorated annual incentive compensation award for a period of one year. If his employment is terminated by reason of disability, he will be entitled to receive a prorated annual incentive compensation award for a period of one year.

The agreement also provides that if Mr. Monahan receives payments under his agreement that would subject him to any federal excise tax due under Section 280G of the Internal Revenue Code, then he will also receive a cash "gross-up" payment so that he will be in the same net after-tax position that he would have been in had such excise tax not been applied.

During (i) the term of the agreement, (ii) any period during which Mr. Monahan continues to receive salary pursuant to the terms of the agreement, and (iii) the one-year period following termination of Mr. Monahan's employment by the Company for cause or by Mr. Monahan other than for good reason, Mr. Monahan is required to comply with provisions regarding non-competition, non-solicitation of employees, disparagement of the Company, return of work papers and compliance with policies regarding confidentiality of information.

SEVERANCE AGREEMENTS

In addition to Mr. Monahan's agreement, each of the other named executives has entered into a severance agreement with the Company which provides certain benefits upon termination of employment by the Company for any reason other than cause or termination of employment by the executive for good reason. Upon qualification for severance benefits, the executive would receive (i) the full base salary earned by the executive and unpaid through the date of termination,
(ii) any amount earned by the executive as a bonus with respect to the fiscal year of the Company preceding the date of termination if such bonus has not been paid, and (iii) an amount representing credit for any vacation earned or accrued by the executive but not taken during the current vacation year. In lieu of any further base salary payments to the executive for periods subsequent to the date of termination, the executive would also receive a cash amount equivalent to the sum of (i) an amount equal to the target bonus under the applicable bonus plan for the fiscal year in which the date of termination occurs; plus (ii) an amount equal to one year's salary for the fiscal year in which the date of termination occurs. The Company will also provide the executive with the Company's standard medical and dental insurance coverages, as elected by the executive, for twelve months following the date of termination. Additionally, notwithstanding any other agreement in existence between the Company and the executive at the date of termination, all shares of restricted stock owned or held by the executive or promised by the Company shall be immediately vested without further restriction.


LOAN AGREEMENT

The Company and Mr. Ladwig entered into a loan in the form of a promissory note and pledge agreement on January 11, 1999 in the amount of $200,000. The promissory note matures on the earlier of either July 31, 2000 or the termination of Mr. Ladwig's employment. Under the terms of the agreement, all accrued interest (at the annual rate of 4.47%) and the principal balance shall be repaid in full on the date of maturity. The current outstanding amount of the loan, which was funded on May 21, 1999, is $205,486.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on the Company's Common Stock during the period commencing July 15, 1996 (the date on which the Common Stock began regular way trading on the New York Stock Exchange) and ending on December 31, 1999 with the cumulative total return on the S&P MidCap 400 Index and the Pacific Stock Exchange High Technology Index ("PSE High Tech Index") over the same period. The graph and table assume the investment of $100 on July 15, 1996 in each of the Company's Common Stock, the S&P MidCap 400 Index and the PSE High Tech Index and reinvestment of all dividends.


COMPARISON OF TOTAL RETURN
  AMONG IMATION CORP., S&P 400 INDEX AND PSE HIGH TECH INDEX

                              [PLOT POINTS CHART]

(TOTAL RETURN INDEX)         7/15/96     12/31/96      6/30/97    12/31/97    6/30/98    12/31/98     6/30/99     12/31/99
--------------------         -------     --------      -------    --------    -------    --------     -------     --------
Imation Corp. ...........  $  100.00    $  117.19    $  109.38    $  66.67   $  69.01    $  72.92   $  103.39    $  139.84
S&P MidCap 400 Index ....     100.00       117.36       131.58      152.94     164.72      179.46      190.62       203.42
PSE High Tech Index .....     100.00       133.09       155.05      159.64     189.89      246.57      329.28       533.58

                                     GENERAL

The costs of preparing, printing and mailing this Proxy Statement will be paid by the Company, including the reimbursement to banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders for a fee of $7,500, plus reimbursement for certain out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Morrow & Co., Inc.

A copy of the Company's 1999 Annual Report to Shareholders is being sent to shareholders with this Proxy Statement. IMATION WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO:

            INVESTOR RELATIONS
            IMATION CORP.
            1 IMATION PLACE
            OAKDALE, MN 55128

Any shareholder proposal intended to be presented at the Company's Annual Meeting to be held in 2001 that is requested to be included in the Company's Proxy Statement must be received at the principal executive offices of the Company by the close of business on November 28, 2000. Such proposal must also comply with all applicable statutes and regulations and should be sent to the attention of the Secretary of the Company.

If a shareholder wishes to present any other proposal or nominate a person to be elected as a director at the Company's Annual Meeting to be held in 2001, the proposal or nomination must be received in writing by the Secretary of the Company at the Company's principal executive offices between February 14, 2001 and March 16, 2001. However, if the Annual Meeting is to be held before May 6, 2001 or after May 26, 2001, then the proposal or nomination must be received before the later of (i) the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of the meeting date is made, whichever occurs first, and (ii) the close of business 60 days before the Annual Meeting. The proposal or nomination must contain the specific information required by the Company's Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.


Dated: March 30, 2000                  BY ORDER OF THE BOARD OF DIRECTORS,


                                       /s/ John L. Sullivan


                                       John L. Sullivan
                                       VICE PRESIDENT, GENERAL COUNSEL
                                       AND SECRETARY

                                                                       EXHIBIT A


                                  IMATION CORP.


                            2000 STOCK INCENTIVE PLAN

Section 1. Purpose; Effect on Prior Plans.

     (a) Purpose. The purpose of the Imation 2000 Stock Incentive Plan (the "Plan") is to promote the interests of (the "Company") and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company's business.

     (b) Effect on Prior Plans. From and after the date of shareholder approval of the Plan, no awards shall be granted under the Company's 1996 Employee Stock Incentive Plan, but all outstanding awards previously granted under the 1996 Employee Stock Incentive Plan shall remain outstanding in accordance with the terms thereof.

Section 2. Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f) "Committee" shall mean the Compensation and Corporate Organization Committee or such other committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     (g) "Company" shall mean Imation Corp., a Delaware corporation, and any successor corporation.

     (h) "Director" shall mean a member of the Board.

     (i) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

     (j) "Eligible Person" shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, but shall not include any non-employee Director.

     (k) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, the Fair Market Value of Shares as of a given date shall be the last sale price of the Shares as reported on the New York Stock Exchange Composite Transactions on such date.

     (l) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (m) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (n) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (o) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

     (p) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

     (q) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     (r) "Person" shall mean any individual, corporation, partnership, association or trust.

     (s) "Plan" shall mean the Imation Corp. 2000 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

     (t) "Restricted Stock" shall mean any Shares granted under Section 6(c) of the Plan.

     (u) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

     (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

     (w) "Shares" shall mean shares of Common Stock, par value $.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

     (x) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;
(viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;
(ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

     (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

     (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 4,000,000. Shares to be issued under the Plan may be either authorized but unissued Shares, treasury Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5. Eligibility.

     Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

     (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) Exercise Price. The purchase price per Share purchasable under an Incentive Stock Option shall be equal to 100% of the Fair Market Value of a Share on the date of grant of such

     Option. Non-Qualified Stock Options may have a purchase price equal to or more or less than 100% of Fair Market Value, as determined by and at the sole discretion of the Committee.

          (ii) Option Term. The term of each Option shall be fixed by the Committee.

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

          (ii) Stock Certificates; Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued and held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. No stock certificates evidencing such Restricted Stock shall be issued to the Participant prior to the lapse or waiver of restrictions applicable to such Restricted Stock. Stock certificates registered in the name of the Participant shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

          (iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant's termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

     (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

     (e) Dividend Equivalents. The Committee is hereby authorized to grant to Eligible Persons Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

     (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

     (g) General.

          (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Forms of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof) and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

          (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant (except as otherwise provided in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option pursuant to terms determined by the Committee) or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

          (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Amendment and Termination; Adjustments.

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that requires stockholder approval under the rules or regulations of New York Stock Exchange, or to comply with section 16(b) of the Securities Exchange Act of 1934, as amended.

     (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding.

     In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.

     (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

     (b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

     (c) No Rights of Shareholders. Except with respect to Restricted Stock, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

     (d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan and any rules and regulations relating to the Plan or any Award.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto shall be canceled, terminated or otherwise eliminated.

     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Term of the Plan.

     The Plan shall terminate ten (10) years after the date of the initial grants or awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond that date.

[LOGO]                           IMATION CORP.
                                   2000 PROXY

          This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William T. Monahan, Robert L. Edwards and John
L. Sullivan and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Imation Corp. to be held at 9:00 a.m. (local time), Tuesday, May 16, 2000 at the Gold Room, Fairmont Hotel, Atop Nob Hill, 950 Mason Street, San Francisco, CA 94108; and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

Furthermore, as a participant in the Imation Retirement Investment Plan ("RIP"), I hereby direct Fidelity Management Trust Company, as RIP Trustee, to vote at the 2000 Annual Meeting of Shareholders of Imation Corp. and any adjournment thereof, all shares of Imation Corp. Common Stock allocated as of March 20, 2000, to my account in the Imation RIP, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated below. I understand that this card must be received by First Chicago Trust Company of New York, acting as tabulation agent for the RIP Trustee, by May 12, 2000. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by Fidelity Management Trust Company in the same proportion that the other participants in the plan direct the RIP Trustee to vote shares allocated to their accounts. All voting instructions given by Participants shall be held in strict confidence by the RIP Trustee.

     Indicate change of address here and mark box on reverse side.

     ____________________________________________________________

     ____________________________________________________________

     ____________________________________________________________

                                                                   SEE REVERSE
                                                                        SIDE


                              ^PLEASE DETACH HERE^

                                     [LOGO]

                                 IMATION CORP.

                          ANNUAL SHAREHOLDERS MEETING
                                   GOLD ROOM
                                 FAIRMONT HOTEL
                                 ATOP NOB HILL
                                950 MASON STREET
                        SAN FRANCISCO, CALIFORNIA 94108
                                  MAY 16, 2000
                              9:00 a.m. LOCAL TIME

                                                                            3920
       Please mark your
X      vote as in this
       example.



This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items 1, 2 and 3. Discretionary authority is hereby conferred as to all other matters which may properly come before the Meeting.

--------------------------------------------------------------------------------

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

                           FOR      WITHHELD                     Nominees:                                FOR   AGAINST   ABSTAIN
1. Election of three
   Directors (Class I)                                           01 Lawrence E. Eaton
   to serve a term of                                            02 Ronald T. LeMay
   three years.                                                  03 Michael S. Fields

For, except vote withheld from the following nominee(s):
                                                                 2. Ratification of appointment of
_________________________________________________________           PricewaterhouseCoopers LLP
                                                                    as independent auditors.

                                                                 3. Approval of the Imation Corp. 2000
                                                                    Stock Incentive Plan.


----------------------------------------------------------------------------------------------------------------------------------

                                                                                Address Change?  Mark box
                                                                                Indicate change on the reverse:


                     Check this box if you plan to attend the Annual Meeting. If you choose to vote your proxy by telephone, please do not hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.



                            Please sign exactly as name appears at the left. When shares are held by joint tenants, either or both may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person.

                            ____________________________________________________


                            ____________________________________________________
                            SIGNATURE(S)                                DATE

                              ^PLEASE DETACH HERE^


                       VOTE BY TELEPHONE OR THE INTERNET
                            QUICK o EASY o IMMEDIATE

Imation encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON MAY 15, 2000.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:  ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683)
                FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER COUNTRIES.

                You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY
  INTERNET:     POINT YOUR BROWSER TO THE WEB ADDRESS:
                http://www.eproxyvote.com/imn Click on the "PROCEED" icon -- You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:   Mark, sign and date your proxy card and return it in
                the postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR THE
                INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.